As filed with the Securities and Exchange Commission on June 22, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3661438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1902 Reston Metro Plaza, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

ICF International, Inc. 2026 Omnibus Incentive Plan

(Full title of the plan)

John Wasson

Chairman & Chief Executive Officer

ICF INTERNATIONAL, INC.

1902 Reston Metro Plaza

Reston, Virginia 20190

(Name and address of agent for service)

(703) 934-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copy to:

Frank Esposito, Jr., Esq.

Squire Patton Boggs (US) LLP

1000 Key Tower

127 Public Square

Cleveland, Ohio 44114

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers 1,321,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of ICF International, Inc. (“ICF” or the “Registrant”) under the ICF International, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminable number of shares of ICF’s Common Stock that become issuable under the 2026 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock. The 2026 Plan and the number of shares available for issuance under the 2026 Plan were approved by ICF’s stockholders on June 2, 2026, at the 2026 Annual Meeting of Stockholders of ICF. A description of the shares available to be awarded under the 2026 Plan, as well as a summary of the terms of the 2026 Plan, are described in ICF’s definitive Proxy Statement, filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2026.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2026 Plan as specified by Rule 428(b)(l) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

(c) The Registrant’s Current Reports on Form 8-K, filed with the SEC on February 26, 2026, March 5, 2026, March 26, 2026, April 16, 2026, May 7, 2026, and June 5, 2026; and

(d) The description of the Registrant’s Common Stock which is contained in Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K filed with the SEC on February 25, 2022 (File No. 001-33045), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents; provided, that documents or information deemed to have been “furnished” and not “filed” in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article Sixth of the Registrant’s Amended and Restated Certificate of Incorporation provides as follows:

“SIXTH: Indemnification.

Section 6.1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution procedure, whether (a) civil, criminal, administrative, investigative or otherwise, (b) formal or informal or (c) by or in the right of the Corporation (collectively, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent of the Corporation or in any other capacity while serving as such other director, manager, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all judgments, penalties and fines incurred or paid, and against all expenses (including attorneys’ fees) and settlement amounts incurred or paid, in connection with any such proceeding, except in relation to matters as to which the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (a) the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, (b) with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful or (c) the person was not successful on the merits or otherwise in defense of the proceeding or of any claim, issue or matter therein. If the DGCL is hereafter amended to provide for indemnification rights broader than those provided by this Section 6.1, then the persons referred to in this Section 6.1 shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as so amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment).

Section 6.2. Determination of Entitlement to Indemnification. A determination as to whether a person who is a director or officer of the Corporation at the time of the determination is entitled to be indemnified and held harmless under Section 6.1 shall be made (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. A determination as to whether a person who is not a director or officer of the Corporation at the time of the determination is entitled to be indemnified and held harmless under Section 6.1 shall be made by or as directed by the Board of Directors of the Corporation.

Section 6.3. Mandatory Advancement of Expenses. The right to indemnification conferred in this Article Sixth shall include the right to require the Corporation to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Board of Directors so determines, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (but not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall be finally determined that such indemnitee is not entitled to be indemnified for such expenses under Section 6.1 or otherwise.

Section 6.4. Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, any provision of this Certificate of Incorporation or of any bylaw, agreement, or insurance policy or arrangement, or any vote of stockholders or disinterested directors, or otherwise. The Board of Directors is expressly authorized to adopt and enter into indemnification agreements with, and obtain insurance for, directors and officers.

Section 6.5. Effect of Amendment. Neither any amendment, repeal, or modification of this Article Sixth, nor the adoption or amendment of any other provision of this Certificate of Incorporation or the bylaws of the Corporation inconsistent with this Article Sixth, shall adversely affect any right or protection provided hereby with respect to any act or omission occurring prior to the date when such amendment, repeal, modification, or adoption became effective.”

In addition, §145 of the DGCL provides for indemnification of officers, directors, employees and agents as set forth below.

“§ 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)         A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)         (1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d)         Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) By the stockholders.

(e)         Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)         The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)         A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall: (1) Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section; (2) Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by an independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and (3) Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise. For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h)         For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)         The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)         The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to ICF’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ICF will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In addition, the Registrant has purchased an insurance policy that purports to insure the officers and directors of ICF against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1

Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-134018) and amendments thereto, declared effective September 27, 2006 (the “Form S-1”))

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q, filed with the SEC on August 3, 2017)

4.3	Amended and Restated Bylaws of ICF International, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on September 26, 2023)

4.4	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-1)

4.5

ICF International, Inc. 2026 Omnibus Incentive Plan (incorporated by reference to Exhibit A of the Registrant’s Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2026, relating to the Registrant’s Annual Meeting of Stockholders held on June 2, 2026)

5.1	Opinion of Squire Patton Boggs

23.1	Consent of Squire Patton Boggs (included in Exhibit 5.1 hereto)

23.2	Consent of Grant Thornton LLP

24.0	Power of Attorney (see signature page)

107	Filing Fee Table

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

iii.         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on June 22, 2026.

ICF INTERNATIONAL, INC.

By:	/s/ John Wasson
John Wasson,
Chairman & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Wasson, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on June 22, 2026, and in the capacities indicated.

Signature	Title

/s/ John Wasson	Chairman and Chief Executive Officer
John Wasson	(Principal Executive Officer)

/s/ James C. Morgan	Chief Operating and Financial Officer
James C. Morgan	(Principal Financial Officer)

/s/ Ranjit Chadha	Controller (Principal Accounting Officer)
Ranjit Chadha

/s/ Caroline Angoorly	Director
Caroline Angoorly

/s/ Marilyn Crouther	Director
Marilyn Crouther

/s/ Srikant M. Datar	Director
Srikant M. Datar

/s/ Randall Mehl	Director
Randall Mehl

/s/ Scott Salmirs	Director
Scott Salmirs

/s/ Michael Van Handel	Director
Michael Van Handel

/s/ Michelle A. Williams	Director
Michelle A. Williams